Exhibit 99.1

Park City Group Reports Fiscal First Quarter 2017 Results

Food Safety Catalyst for Record 36% Year-Over-Year Revenue Growth
Record Profitability Demonstrates Inherent Leverage of Business Model
Results Reflect Continued Acceleration Across the Business

SALT LAKE CITY, UT – November 7th, 2016 – Park City Group (NASDAQ: PCYG), a cloud-based software company that uses big data management to help retailers and their suppliers ‘sell more, stock less and see everything’, today announced results for its fiscal first quarter ended September 30, 2016.

Strategic and Financial Highlights:

•
Fiscal first quarter revenue increased 36% year-over-year, exceeding $4 million for the first time. “We continue to see acceleration in revenue growth, driven by stronger momentum at ReposiTrak,” said Randall K. Fields, Park City Group’s Chairman and CEO. “This was Park City Group’s largest revenue quarter ever. Total revenue for the quarter was a record $4.2 million, an increase of 36% year-over-year, which was also the highest quarterly growth rate in our history.”

•
Record net income was $614,000 in the fiscal first quarter, or 15% of total revenue. “First quarter’s net income exceeded our expectations, and at $614,000, was nearly equal to net income in all of fiscal 2016. Net income margin expanded to its highest level ever of 15%, which demonstrates the strong incremental contribution margin inherent in our business model,” said Mr. Fields.

•
Fiscal first quarter results reflected continued acceleration in ReposiTrak momentum. “During the quarter, we were chosen as the food safety solution by several of the industry’s most influential players. As a result, we now have 31 ReposiTrak Hubs, up from 15 a year ago. Our success improving food safety compliance for our customers continues to be excellent. Our obsession with customer success continues to be the driver of our own success.”

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Growing customer network and accelerating connections reflect strengthening industry position. “First quarter’s growth shows that ReposiTrak is increasingly becoming the dominant Food Safety platform,” said Mr. Fields. “We officially announced our integration with SQFI, the leading standard in food safety auditing, increasing our credibility and extending our capabilities.

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Strong demand for supply-chain services is also contributing to record revenue growth. “Our strategy to converge the two businesses has created greater opportunities with many of our Hubs. As a result, demand for our supply-chain services is getting even stronger. Importantly, several of our fastest growing supply-chain Hubs are also our largest,” said Mr. Fields.

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Outlook for continued positive financial momentum in fiscal 2017. “We remain confident revenue growth in fiscal 2017 will be the highest ever, and that profitability will scale materially. We anticipate adding 12-15 new Hubs in fiscal 2017, and now believe that our goal of doubling supplier connections could prove to be conservative,” said Mr. Fields. “Expense growth is controlled, giving us confidence in our ability to generate double-digit net income margins and significant cash flow.”

Financial Results Summary:

Fiscal First Quarter Results: Total revenue rose 36% to $4.22 million for the three months ended September 30, 2016, from $3.10 million a year ago. Total operating expenses during the quarter were $3.54 million, a 1% increase from $3.52 million a year ago. As a result, net income was $614,000, versus a loss of $407,000 a year ago. Net income to common shareholders was $428,000, or $0.02 per common share, as compared to a loss of $607,000, or ($0.03) per share, a year ago. The Company ended the fiscal first quarter of 2017 with $11.4 million in cash and cash equivalents.

Conference Call:

The Company will host a conference call at 4:15 P.M. Eastern today, November 7, 2016 to discuss the results. Investors and interested parties may participate in the call by dialing 1-888-437-9274 and referring to Conference ID: 9228508. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.

About Park City Group:

Park City Group (PCYG) is a Software-as-a-Service ("SaaS") provider that brings unique visibility to the consumer goods supply chain, delivering actionable information to ensure products are available when and where consumers demand them.  Park City Group’s technology also assists all participants in the food and drug supply chains to comply with food and drug safety regulations through the Company’s ReposiTrak subsidiary. More information is available at www.parkcitygroup.com and www.repositrak.com.

Specific disclosure relating to the acquisition of ReposiTrak, including management’s analysis of results from operations and financial condition, are contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company’s Form 10-Q and other reports, including the risk factors contained in the Form 10-Q.

Investor Relations Contact:

Jeff Elliott
Three Part Advisors, LLC
972-423-7070

Dave Mossberg
Three Part Advisors, LLC
817-310-0051

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP EBITDA, non-GAAP earnings per share, net debt and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, charges to consolidate and integrate recently acquired businesses, costs of closing corporate facilities, non-cash stock based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock based compensation, charges to consolidate and integrate recently acquired businesses, costs for closing corporate facilities, amortization of acquired intangible assets and other one-time cash and non-cash charges. Net debt is the total debt balance less the cash balance. Free cash flow includes net cash provided (used) by operating activities less replacement purchases of property and equipment. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. Because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures provides consistency in financial reporting.

In addition to reporting financial measures on a GAAP and non-GAAP basis, management has elected to disclose certain financial measures on a pro-forma basis because it believes this pro-forma comparison is more appropriate to its current accounting treatment for the business. The pro-forma financial results of the Company presented in this release reflect the elimination of Park City Group’s historical accounting treatment of ReposiTrak as a customer of the Company and present the Company’s prior financial results as if ReposiTrak were a wholly-owned subsidiary of the Company.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (”Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Park City Group, Inc.
INCOME STATEMENT

	3 Months Ended
FY ENDS June	9/30/2016	9/30/2015	% Change

Total Revenues	$4,216,545	$3,098,631	36%

Operating Expenses
Cost of Services and Product Support	1,203,515	1,174,546	2%
Sales and Marketing	1,193,176	1,442,572	(17%)
General and Administrative	1,023,150	772,494	32%
Depreciation and Amortization	116,580	129,098	(10%)
Goodwill Writeoff
Total Operating Expenses	3,536,421	3,518,710	1%

Income (Loss) from Operations	$680,124	$(420,079)	NM

Other Income (Expenses)
Interest Income (Expenses)	(6,487)	17,623	NM

Income (Loss) Before Taxes	673,637	(402,456)	NM

(Provision) Benefit for Taxes	(59,184)	(4,836)	-

Net Income (Loss)	614,453	(407,292)	NM

Dividends on Preferred Stock	(186,804)	(199,388)	(6%)

Net Income (Loss) to Common Shareholders	$427,649	$(606,680)	NM

GAAP EPS	$0.02	$(0.03)	NM

Weighted Average Shares, Basic	19,266,000	19,042,000

Park City Group, Inc.
RECONCILIATION OF NON-GAAP ITEMS

	3 Months Ended
FY ENDS June	9/30/2016	9/30/2015	% Change

Net Income (Loss)	$614,453	$(407,292)	NM

Adjustments:
Depreciation and Amortization	116,580	129,098	(10%)
Bad Debt Expense	80,700	33,576	140%
Interest Income (Expenses)	6,487	(17,623)	NM
Stock Compensation Expense	239,056	261,833	(9%)

Adjusted EBITDA	$1,057,276	$(408)	NM

Net Income (Loss)	$614,453	$(407,292)	NM

Adjustments:
Stock Compensation Expense	239,056	261,833	(9%)
Acquisition Related Amortization	32,850	32,850	-

Adjusted non-GAAP Net Income (Loss)	886,359	(112,609)	NM

Dividends on Preferred Stock	(186,804)	(199,388)	(6%)

Adjusted non-GAAP Net Income (Loss)
to Common Shareholders	$699,555	$(311,997)	NM

Adjusted Non-GAAP EPS	$0.04	$(0.02)	NM

Weighted Average Shares, Basic	19,266,000	19,042,000

Park City Group, Inc.
CONSOLIDATED BALANCE SHEET

FY ENDS June	Quarter Ended
	9/30/2016	6/30/2016
Assets

Current Assets:
Cash & Equivalents	$11,385,641	$11,443,388
Accounts Receivables	4,655,527	3,547,968
Prepaid and Other Current Assets	320,068	393,275
Total Current Assets	16,361,236	15,384,631

Property and Equipment, Net	401,454	469,383

Other Assets
Deposits and Other Assets	14,866	14,866
Investments	471,584	471,584
Customer Relationships	1,149,750	1,182,600
Goodwill	20,883,886	20,883,886
Capitalized Software Costs, Net	182,942	182,942
Total Other Assets	22,703,028	22,735,878

Total Assets	$39,465,718	$38,589,892

Liabilities

Current Liabilities
Accounts Payable	$570,059	$580,309
Accrued Liabilities	1,284,588	1,502,203
Deferred Revenue	2,639,896	2,717,094
Lines of Credit	2,500,000	2,500,000
Current Portion of Notes Payable	218,118	239,199
Total Current Liabilities	7,212,661	7,538,805

Long-Term Liabilities
Notes Payable, Less Current Portion	445,753	491,253
Other Long-Term Liabilities	53,429	57,275
Total Long-Term Liabilities	499,182	548,528

Total Liabilities	$7,711,843	$8,087,333

Shareholder Equity

Series B Preferred	$6,254	$6,254
Series B-1 Preferred	2,082	1,802
Common Stock	193,101	192,296
Additional Paid-In Capital	74,095,202	73,272,620
Accumulated Deficit	(42,542,764)	(42,970,413)

Total Shareholder Equity	$31,753,875	$30,502,559

Total Liabilities and Shareholder Equity	$39,465,718	$38,589,892

Park City Group, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS

FY ENDS June	3 Months Ended
	9/30/2016	9/30/2015

Cash Flows From Operating Activities:
Net Income (Loss)	$614,453	$(407,292)

Adjustments to Reconcile Net Income (Loss), in Operating Activities:
Depreciation and Amortization	116,579	129,098
Stock Compensation Expense	239,056	261,833
Bad Debt Expense	80,700	33,576
Decrease (Increase) in Trade Receivables	(1,188,259)	(192,273)
Decrease (Increase) in Prepaid Expenses and Other Assets	73,207	(3,726)
Increase (Decrease) in Accounts Payable	(10,250)	178,505
Increase (Decrease) in Accrued Liabilities	30,003	(51,968)
Increase (Decrease) in Deferred Revenue	(77,198)	(99,057)

Net Cash From (Used In) Operating Activities	$(121,709)	$(151,304)

Cash Flows From Investing Activities:
Purchase of Property and Equipment	(15,800)	(18,586)
Purchase of Marketable Securities	-	(4,639,036)

Net Cash From (Used In) Investing Activities	$(15,800)	$(4,657,622)

Cash Flows From Financing Activities:
Proceeds from Employee Stock Plans	113,987	98,976
Proceeds from Exercise of Options and Warrants	35,000	-
Dividends Paid	(2,644)	(2,644)
Payments on Notes Payable and Capital Leases	(66,581)	(55,894)

Net Cash From (Used In) Financing Activities	$79,762	$40,438

Net Increase (Decrease) in Cash	$(57,747)	$(4,768,488)

Cash at Beginning of Period	11,443,388	11,325,572

Cash at End of Period	$11,385,641	$6,557,084